Exhibit 10.3

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Essential Group, Inc. AmericasDoctor.com Coordinator Services, Inc.
Date:	September 27, 2004

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated September 27, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Amendment to Advance Rate. The clause in Section 1 of the Schedule to Loan and Security Agreement that currently reads as follows:

An amount not to exceed the lesser of: (i) $6,000,000 at any one time outstanding (the “Maximum Credit Limit”), or (ii) 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).

is hereby amended to read as follows:

An amount not to exceed the lesser of: (i) $6,000,000 at any one time outstanding (the “Maximum Credit Limit”), or (ii) 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above); provided, however, if Borrower’s Adjusted Quick Ratio (as defined below), determined on a consolidated basis, is less than 0.75 to 1.0 as of the end of any given month, then such Advance Rate shall be 75% of the amount of Borrower’s Eligible Accounts until such time as Borrower’s Adjusted Quick Ratio, determined on a consolidated basis, equals or exceeds 0.75 to 1.0 as of the end of any given month in which instance, the Advance Rate will revert to 80% of the amount of Borrower’s Eligible Accounts.

2. Amendment to Interest Rate. The clause in Section 2 of the Schedule to Loan and Security Agreement that currently reads as follows:

Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 1.0% per annum, provided that the interest rate in effect on any day shall not be less than 5.5% per annum. Interest shall be calculated

Silicon Valley BankAmendment to Loan Agreement

on the basis of a 360-day year for the actual number of days elapsed. As used in this Agreement, “Prime Rate” means the interest rate announced from time to time by Silicon as its “prime rate” (which is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon). The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

is hereby amended to read as follows:

Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 1.0% per annum, provided, however, if Borrower’s Adjusted Quick Ratio, determined on a consolidated basis, is less than 0.75 to 1.0 as of the end of any given month, then a rate equal to the “Prime Rate” in effect from time to time, plus 2.0% per annum until such time as Borrower’s Adjusted Quick Ratio, determined on a consolidated basis, equals or exceeds 0.75 to 1.0 as of the end of any given month in which instance, the applicable interest rate will revert to a rate equal to the “Prime Rate” in effect from time to time, plus 1.0% per annum, provided, further, that the interest rate in effect on any day shall not be less than 5.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used in this Agreement, “Prime Rate” means the interest rate announced from time to time by Silicon as its “prime rate” (which is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon). The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

3. Amendment to Adjusted Quick Ratio Financial Covenant. The Adjusted Quick Ratio Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Adjusted
Quick Ratio:

For the month ending August 31, 2004 and for each month ending thereafter through the month ending June 30, 2005, Borrower shall maintain an Adjusted Quick Ratio of not less than 0.75 to 1.0; provided, however, if Borrower’s Adjusted Quick Ratio is less than 0.75 to 1.0 but at least 0.65 to 1.0, then such violation will not be deemed an Event of Default, however, the adjustments to the Advance Rate and Interest Rate will go into effect. Adjustments to the Advance Rate and Interest Rate will be effective upon the receipt by Silicon of Borrower’s financial statements evidencing Borrower’s Adjusted Quick

Silicon Valley BankAmendment to Loan Agreement

Ratio has dropped to between 0.75 to 1.0 and 0.65 to 1.0, or has risen to equal or exceed 0.75 to 1.0, as applicable. For example, if Borrower’s Adjusted Quick Ratio dropped to 0.70 to 1.0 for the month ending November 30, 2004, then upon Silicon’s receipt of Borrower’s financial statements evidencing Borrower’s Adjusted Quick Ratio, the adjustments to the Advance Rate (80% to 75%) and Interest Rate (Prime Rate plus 1.0% per annum to Prime Rate plus 2.0% per annum) would go into effect. Similarly, if Borrower’s Adjusted Quick Ratio then rises to 0.75 to 1.0 for the month ending January 31, 2005, then upon Silicon’s receipt of Borrower’s financial statements evidencing Borrower’s Adjusted Quick Ratio, the adjustments to the Advance Rate (75% to 80%) and Interest Rate (Prime Rate plus 2.0% per annum to Prime Rate plus 1.0% per annum) would go into effect; and

For the month ending July 31, 2005 and for each month ending thereafter, Borrower shall maintain an Adjusted Quick Ratio of not less than 0.75 to 1.0.

4. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $6,250, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

5. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date).

6. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Silicon Valley BankAmendment to Loan Agreement

Borrower:		Silicon:

ESSENTIAL GROUP, INC.		SILICON VALLEY BANK

By	/s/ Essential Group, Inc.	By	/s/ Silicon Valley Bank
	President or Vice President	Title

By
Secretary or Ass’t Secretary

Borrower:

AMERICASDOCTOR.COM COORDINATOR SERVICES, INC.

By	/s/AmericasDoctor.com Coordinator Services, Inc.
President or Vice President

By
Secretary or Ass’t Secretary